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                                                                     Exhibit 5.1

                                 LHS Group Inc.
                              6 Concourse Parkway
                                   Suite 2700
                               Atlanta, GA 30328

                                 April 30, 1999

LHS Group Inc.
Six Concourse Parkway
Suite 2700
Atlanta, Georgia 30328

Re: Registration Statement on Form S-4 (No. 333-__________)

Ladies and Gentlemen:

          As senior vice president and general counsel to LHS Group Inc., a Delaware corporation (the "Company"), I have advised and assisted the Company in connection with its filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Act"), 5,515,214 shares of the Company's Common Stock, par value
$.01 per share (the "Shares"). Following the effectiveness of the Registration Statement, the Company intends to issue the Shares in connection with the proposed merger transaction (the "Merger") in which Priority Call Management, Inc., a Massachusetts corporation ("Priority"), will become a wholly-owned subsidiary of the Company pursuant to the terms of an Agreement and Plan of Merger dated as of April 20, 1999 (the "Merger Agreement"), by and among the Company, Patriot Acquisition Corp., a Massachusetts corporation and wholly-owned subsidiary of the Company, and Priority. This opinion letter is rendered pursuant to Item 21(a) of Form S-4 and Item 601(b)(5) of Regulation S-K.

          I have examined the Merger Agreement, the Certificate of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, and records of proceedings of the Board of Directors, or committees thereof, and the stockholders of the Company deemed by me to be relevant to this opinion letter. I also have examined originals or copies, certified or otherwise identified to my satisfaction, of such other corporate records and documents of the Company, such certificates of officers of the Company and public officials, and such other records and documents as I have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed, photostatic or facsimile copies, and the authenticity of the originals of such copies, and I have assumed all certificates of public officials to have been properly given and to be accurate.

         As to certain factual matters relevant to this opinion letter, I have relied upon the representations and warranties contained in the above-referenced certificates of officers of the Company and public officials. Except to the extent expressly set forth herein, I


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have made no independent investigations with regard thereto, and, accordingly, I do not express any opinion as to matters that might have been disclosed by independent verification.

         My opinion set forth below is limited to the laws of the State of Delaware, and I do not express any opinion herein concerning any other laws.

          On the basis of the foregoing and subject to the limitations set forth herein, I am of the opinion that the Shares to be issued in the Merger in exchange for the shares of Priority capital stock issued and outstanding immediately prior to the effective time of the Merger, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and nonassessable. The Shares that will be issuable upon exercise of options or warrants that immediately prior to the effective time of the Merger represented options or warrants to purchase shares of Priority capital stock, when issued in accordance with the terms of the respective option or warrant agreement, as adjusted pursuant to the Merger Agreement, against payment in full therefor, will be validly issued, fully paid and nonassessable.

          I consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the Proxy Statement-Prospectus constituting a part thereof. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

         This opinion letter is being furnished by me to the Company and the Commission solely for the benefit of the Company and the Commission in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon by any other person, or by the Company or the Commission for any other purpose, without my express written consent. The only opinion rendered by me consists of those matters set forth in the fifth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated. This opinion letter is rendered as of the date hereof, and I have no obligation to update this opinion letter.

                                    Sincerely,

                                    /s/ SCOTT A. WHARTON

                                    Scott A. Wharton, Esq.
                                    Senior Vice President and General Counsel

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